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                                    Exhibit 4
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    Worthington Foods, Inc. 1993 Stock Option Plan for Non-Employee Directors
         (reflects share splits and amendments through April 22, 1997)


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                    WORTHINGTON FOODS, INC. 1993 STOCK OPTION
                         PLAN FOR NON-EMPLOYEE DIRECTORS

          (Reflects share splits and amendments through April 22, 1997)


         1. PURPOSE AND ELIGIBILITY.

         The purpose of this Worthington Foods, Inc. 1993 Stock Option Plan for Non-Employee Directors (the "Directors Plan") is to enhance the value of the shareholders' investment in Worthington Foods, Inc. (the "Company") by encouraging those directors of the Company who are not full-time employees of the Company or any of its subsidiaries (collectively, the "Outside Directors" and individually, an "Outside Director") to acquire or increase and retain a financial interest in the Company and thereby encouraging the Outside Directors to remain as directors of the Company and to put forth maximum efforts for the success of the Company.

         It is intended that stock options ("Nonqualified Stock Options"), other than incentive stock options ("ISOs") (as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), may be granted to Outside Directors under the Directors Plan.

         2. ADMINISTRATION OF THE DIRECTORS PLAN.

         (a) GENERAL. The Directors Plan shall be administered by the Board of Directors of the Company (the "Board").

         (b) AUTHORITY OF THE BOARD. The Board shall have full power and authority in its discretion, subject to and not inconsistent with the express provisions of this Directors Plan, to administer the Directors Plan and to exercise all the power and authority specifically granted to it under the Directors Plan or necessary or advisable, in the sole and absolute discretion of the Board, in the administration of the Directors Plan including, without limitation, the authority to: interpret and construe any provision of the Directors Plan or any option granted hereunder; make all required or appropriate determinations under the Directors Plan or any option granted hereunder; adopt, amend and rescind such rules and regulations relating to the Directors Plan as the Board shall determine in its discretion subject to the express provisions of the Directors Plan; and make all other determinations deemed by it necessary or advisable for the administration of the Directors Plan.

         (c) INTERPRETATION. The interpretation and construction of any provision of the Directors Plan or any option granted hereunder and all determinations by the Board in each case shall be final, binding and conclusive with respect to all interested parties, unless otherwise determined by the Board. No member of the Board shall be personally liable for any action, failure to act, determination, interpretation or construction made in good faith with respect to the Directors Plan or any option or transaction hereunder.

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         (d) NO OTHER RIGHTS. Nothing contained in the Directors Plan, nor any option granted pursuant to the Directors Plan, shall confer upon any Outside Director covered by the Directors Plan any right to continue as a director of the Company nor limit in any way the right of the Company to terminate his status as a director at any time.

         3. THE STOCK.

         The shares available for issuance pursuant to the grant of options under the Directors Plan shall consist of a maximum 375,000 common shares, without par value (the "Common Stock"), of the Company, subject to adjustment as provided in Section 6 hereof. All shares acquired upon the exercise of options will be, in whole or in part, either Common Stock purchased by the Company in the open market and held in the treasury of the Company or authorized and unissued shares of Common Stock of the Company. Should an option (or a portion thereof) expire for any reason without being exercised, the shares subject to the portion of such option not so exercised shall be available for subsequent grants under the Directors Plan.

         4. EFFECTIVE DATE AND TERMINATION OF PLAN.

         The Directors Plan was adopted by the affirmative vote of the Board of Directors of the Company on February 9, 1993 and approved by the affirmative vote of the shareholders of the Company on April 21, 1993. The Directors Plan shall terminate upon the earlier of (i) April 22, 2003; or (ii) the date on which all shares available for issuance under the Directors Plan have been issued pursuant to the exercise of options granted hereunder; or (iii) the determination of the Board that the Directors Plan shall terminate. No options may be granted under the Directors Plan after the termination date, provided that the options granted and outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

         5. GRANT, TERMS AND CONDITIONS OF OPTIONS.

         (a) GRANT OF OPTIONS. Each person who was an Outside Director on April 21, 1993 was granted an option to purchase 16,666 shares of Common Stock (as adjusted for share splits) effective on April 21, 1993. Any individual who was newly elected or appointed an Outside Director after April 21, 1993 and prior to February 18, 1997 was granted an option to purchase 16,666 shares of Common Stock (as adjusted for share splits) effective on the third business day following the date of his appointment or election to the Board. Any individual who is first elected to the Board of Directors by the shareholders of the Company on or after April 22, 1997, shall be granted an option to purchase 7,500 shares of Common Stock effective on the third business day after the date on which he is so elected. In addition, each Outside Director who is re-elected to the Board by the shareholders on or after April 22, 1997, shall be granted an option, effective on the third business day after the date on which he is re-elected to the Board of Directors, to purchase 7,500 shares of Common Stock. If a person is appointed by the Board of Directors as an Outside Director to fill a vacancy on or after February 18, 1997, then he shall be granted an option, effective on the third business day after the date on which he is appointed, to purchase a

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number of shares of Common Stock equal to (a) 2,500 times (b) the number obtained by subtracting the calendar year in which he is appointed to the Board from the calendar year in which his initial term of office shall expire.

         (b) WHEN EXERCISABLE. Each option granted under the Directors Plan prior to February 18, 1997 shall vest and become nonforfeitable when, and only if, the Outside Director who has received the option continues to serve as a director of the Company for a period of six months following the date on which the option was granted. An option shall thereafter be fully vested and exercisable for the total number of shares subject to the option. Each option granted under the Directors Plan on or after February 18, 1997 shall vest and become nonforfeitable with respect to 2,500 shares of Common Stock on each anniversary of the grant date until the option is fully vested and exercisable so long as the Outside Director who has been granted the option continues to serve as a director of the Company on such anniversary date.

         (c) PRICE. The option exercise price per share of each option shall be equal to the fair market value of a share of Common Stock on the date of grant (as defined in subsection (i) hereof); provided that, the option exercise price shall be subject to adjustment as provided in Section 6 hereof.

         (d) TERM OF OPTIONS. Options shall be effective on and shall be of a term of five (5) years from the date of grant. Each such option shall be subject to earlier termination as provided in subsection (f) hereof.

         (e) NOTICE OF EXERCISE AND PAYMENT. To the extent that it is exercisable, an option shall be exercised by oral or written notice to the Company, stating the number of shares with respect to which the option is being exercised and the intended manner of payment. The date of the notice shall be the exercise date. Any oral notice of exercise shall be confirmed in writing in all cases to the Company no later than concurrently with payment for the shares as required herein. Payment for the shares purchased shall be made in full to the Company within ten (10) business days after the exercise date in cash or check payable to the order of the Company in an amount equal to the option price for the shares being purchased, in whole shares of Common Stock of the Company owned by the optionee having a fair market value on the exercise date (as defined in subsection (i) hereof) equal to the option price for the shares being purchased, or a combination of Common Stock and cash or check payable to the order of the Company, equal in the aggregate to the option price for the shares being purchased. Payments of Common Stock shall be made by delivery of stock certificates properly endorsed for transfer in negotiable form. The person or persons exercising an option on behalf of an optionee shall be required to furnish to the Company appropriate documentation that such person or persons have the full legal right and power to exercise the option on behalf of and for the optionee.

         (f) TERMINATION OF SERVICE.

                  (i) Except as otherwise provided herein, an optionee's opinions are exercisable only by the optionee, are exercisable only while the optionee is a director of the Company and

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then only if the options have become exercisable by their terms and shall expire on the date the optionee ceases to be a director of the Company.

                  (ii) In the event of the death of an optionee while a director of the Company, any unexercised options of such optionee granted under the Directors Plan (whether or not then exercisable by their terms) shall become immediately exercisable by his estate for a period ending on the earlier of the fixed expiration date of such options or twelve months after the date of death, after which period such options shall expire. For purposes hereof, the estate of an optionee shall be defined to include the legal representatives thereof or any person who has acquired the right to exercise an option by reason of the death of the optionee.
                  (iii) In the event an optionee ceases to be a director of the Company by reason of a permanent disability (as defined below), any unexercised options of such optionee (whether or not then exercisable by their terms) shall become immediately exercisable for a period ending on the earlier of the fixed expiration date of such options or twelve months from the date the optionee ceases to be a director after which period such options shall expire. For purposes hereof, "permanent disability" shall be deemed to be the inability of the optionee to perform the duties of a director of the Company because of a physical or mental disability as evidenced by the opinion of a Company-approved doctor of medicine.

         (g) TRANSFERABILITY OF OPTIONS. Any option granted hereunder shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the lifetime of the optionee only by the optionee or by his guardian or legal representative.

         (h) TAX WITHHOLDING. Any option granted hereunder shall provide for appropriate arrangements for the satisfaction by the Company and the optionee of all federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the exercise of the option or the later disposition of the shares of Common Stock or other property thereby acquired and all such additional taxes or amounts as determined by the Board in its discretion. "Appropriate arrangements" may include the right to withhold Common Stock upon exercise of an option to satisfy withholding obligations.

         (i) FAIR MARKET VALUE. The "fair market value" of a share of Common Stock on any relevant date for purposes of any provision of the Directors Plan shall be the last reported sales price of a share of Common Stock on the Nasdaq National Market System on such date or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale was transacted.

         (j) OPTION AGREEMENT. Each option granted under the Directors Plan shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Company and by the Outside Director to whom such option is granted and dated as of the applicable date of grant. Each Agreement shall be signed on behalf of the Company by an officer or officers delegated such authority by the Board. Each Agreement shall comply with and be subject to the terms and conditions of the Directors Plan. Any Agreement may contain such other terms, provisions and

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conditions not inconsistent with the Directors Plan or Rule 16b-3 under
Section 16 of the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), as may be determined by the Board.

         6. ADJUSTMENT AND CHANGES IN THE COMMON STOCK.

         (a) ADJUSTMENTS. In the event that the outstanding shares of Common Stock of the Company shall be changed into or exchanged for a different kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend or the declaration of a stock split, then there shall be substituted for or added to each share of Common Stock of the Company theretofore appropriated or thereafter subject or which may become subject to an option under the Directors Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Company shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or of any stock or other securities into which such stock shall have been changed, or for which it shall have been exchanged, then if such change equitably requires an adjustment in any option theretofore granted or which may be granted under the Directors Plan, such adjustment shall be made by the Board in accordance with such determination. Fractional shares resulting from any adjustment in options pursuant to this Section 6 shall be rounded to the nearest whole number of shares.

         (b) NOTICE OF ADJUSTMENT. Notice of any adjustment shall be given by the Company to each holder of an option which shall have been so adjusted, provided that such adjustment (whether or not such notice is a given) shall be effective and binding for all purposes of the Directors Plan and any instrument issued thereunder.

         (c) OTHER PROVISIONS. The grant of options under the Directors Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         7. REGULATORY REQUIREMENTS.

         (a) REGISTRATION OF SHARES. No option granted pursuant to the Directors Plan shall be exercisable in whole or in part if at any time the Board shall determine in its discretion that the registration or qualification of the shares of Common Stock subject to such option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue of shares thereunder, unless such registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Any option issued under the Directors Plan in a transaction that is subject to Chapter 1707 of the Ohio Revised Code shall not be exercisable except for shares of Common Stock which at the time of

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exercise are exempt, are the subject of an exempt transaction or are registered, under said Chapter 1707.

         (b) TRANSFER OF SHARES. If shares of Common Stock subject to an option are sold and transferred upon the exercise thereof to a person who (at time of such exercise or thereafter) controls, is controlled by or is under common control with the Company, or are sold and transferred in reliance upon exemptions under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state, then upon such sale and transfer:

                           (i) Such shares shall not be transferable
                  by the holder thereof, and neither the Company nor its transfer agent or registrar, if any, shall be required to register or otherwise to give effect to any transfer thereof and may prevent any such transfer, unless the Company shall have received an opinion from its counsel to the effect that any such transfer would not violate the Act or the applicable laws of any state; and

                           (ii) The Company shall cause each stock
                  certificate evidencing such shares to bear a legend reflecting applicable restrictions on the transfer thereof and may use the following or any other appropriate legend for that purpose:

                           SHARES EVIDENCED BY THIS CERTIFICATE ARE
                  OWNED BY A PERSON WHO MAY BE DEEMED AN AFFILIATE OF THE COMPANY WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED OR DISTRIBUTED EXCEPT PURSUANT TO (l) AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE ACT OR (2) UNTIL THE COMPANY HAS RECEIVED AN OPINION FROM ITS COUNSEL TO THE EFFECT THAT SUCH TRANSFER DOES NOT VIOLATE THE ACT OR THE APPLICABLE LAWS OF ANY STATE.

         (c) NO OBLIGATION. Nothing contained in the Directors Plan or elsewhere shall be construed to require the Company to take any action whatsoever to make exercisable any option granted under the Directors Plan or to make transferable any shares of Common Stock issued upon the exercise of any such option.

         8. AMENDMENT OF THE DIRECTORS PLAN.

         The Board may amend, terminate or suspend the Directors Plan at any time, in its sole and absolute discretion; provided that, shareholder approval of any such amendment of the Directors Plan shall be required if such approval is required (a) to satisfy the requirements of Rule 16b-3;


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(b) to satisfy applicable requirements of the Code; or (c) to satisfy applicable requirements of the Nasdaq National Market System.

         9. SHAREHOLDER RIGHTS.

         An optionee shall have none of the rights of a shareholder of the Company with respect to any shares subject to any option granted hereunder until such individual shall have exercised the option and been issued shares therefor.

         10. SEVERABILITY.

         If any provision of the Directors Plan shall cause the Directors Plan to violate any provision of any applicable law, rule or government regulation or to be considered null and void, such provision shall be severed from the Directors Plan and shall be null and void or shall be deemed null and void ab initio, as shall be appropriate or necessary, and the Directors Plan shall continue in full force and effect as if such provision were not part of the Directors Plan.

         11. USE OF PROCEEDS.

         The proceeds received by the Company from the sale of shares pursuant to the exercise of options granted under the Directors Plan shall be used for general corporate purposes.

         12. EXPENSES.

         The expenses of the Directors Plan shall be borne by the Company.

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